                                                                     Exhibit 5.1

     (212) 906-2000

                                  February 23, 1998


Structured Asset Securities Corporation
200 Vesey Street
New York, New York 10285

          Re:  Structured Asset Securities Corporation
               Registration Statement on Form S-3
               ---------------------------------------


Ladies and Gentlemen:

          We are acting as special counsel to Structured Asset Securities Corporation, a Delaware corporation (the "Registrant"), in connection with the proposed issuance of its Series 1998-C1 Commercial Mortgage Pass-Through Certificates (the "Certificates"). Certain classes of the Certificates (the "Registered Certificates") are to be registered under the Registrant's Registration Statement on Form S-3, file number 33-96378 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") and effective under the Securities Act of 1933, as amended (the "Act"). The Certificates will be issued in Series under a separate pooling and servicing agreement (the "Pooling and Servicing Agreement") among the Registrant, the master servicer named therein, the special servicer named therein, the fiscal agent named therein and the trustee named therein. The Certificates are to be sold as described in the Registration Statement, in any amendment thereto, and in the prospectus and prospectus supplement relating to the Registered Certificates (the "Prospectus" and "Prospectus Supplement", respectively).

          In this connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we deemed necessary for the purposes of this opinion. In our examination, we have assumed the following: (a) the genuineness of all signatures; (b) the legal capacity of natural persons; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the

Structured Asset Securities Corporation
February 23, 1998
Page 2

originals of such documents; and (e) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates that we have reviewed. As to any facts material to the opinions expressed herein which were not known to us, we have relied upon certificates, statements and representations of officers and other representatives of the Registrant and others.

          In rendering this opinion, we have assumed that the Pooling and Servicing Agreement with respect to the Certificates is executed and delivered substantially in the form reviewed by us and described in the Prospectus and preliminary Prospectus Supplement and that the transactions contemplated to occur under the Registration Statement and the Pooling and Servicing Agreement with respect to the Certificates in fact occur in accordance with the terms thereof.

          Furthermore, in rendering this opinion, we have also assumed that: each party to the Pooling and Servicing Agreement will have been duly organized and will be validly existing and in good standing under the jurisdiction of its organization; and each party to the Pooling and Servicing Agreement will possess the power and authority to enter into and perform all of such party's obligations thereunder.

          Based upon and subject to the foregoing, we are of the opinion that when

          (i) the issuance and principal terms of the Certificates have been duly authorized by appropriate corporate action by the Registrant,

          (ii) the Pooling and Servicing Agreement has been duly authorized by all necessary action, executed and delivered by or on behalf of each party thereto, and

          (iii) the Certificates have been duly executed, authenticated and delivered in accordance with the terms and conditions of the Pooling and Servicing Agreement and sold in the manner described in the Registration Statement, in any amendment thereto and in the Prospectus and Prospectus Supplement, the Certificates will be legally and validly issued and outstanding, fully paid and non-assessable and the holders of the Certificates will be entitled to the benefits of the Pooling and Servicing Agreement as provided therein.

          We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, and to the use of our name under the heading "Legal Matters" in the Prospectus and the Prospectus Supplement. In giving such consent, we do not consider that we are "experts", within

Structured Asset Securities Corporation
February 23, 1998
Page 3


the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise.

          We express no opinion as to any laws other than the law of the State of New York and the federal law of the United States of America, nor do we express any opinion, either implicitly or otherwise, on any issue not expressly addressed above.

                                   Very truly yours,


                                  /s/ Sidley & Austin